Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

1)	Registration Statement (Form S-8 No. 333-222090) pertaining to Arcimoto, Inc. Second Amendment and Restated 2012 Employee Stock Benefit Plan and the Amended and Restated 2015 Stock Incentive Plan,

2)	Registration Statement (Form S-8 No. 333-225961) pertaining to Arcimoto, Inc. 2018 Omnibus Stock Incentive Plan; of our report dated March 31, 2021 with respect to the financial statements of Arcimoto, Inc. which appears in this Annual Report on Form 10-K.

/s/ dbbmckennon

Newport Beach, California

March 31, 2021